[logo]
                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Pioneer Funds Distributor, Inc.
and the Planholders of Pioneer Independence Plans

As independent public accountants, we hereby consent to the use of our report on Pioneer Independence Plans dated April 26, 2002 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Post-Effective Amendment No. 5 to Registration Statement File
No. 333-42113.



/s/ Arthur Andersen LLP
Boston, Massachusetts
April 26, 2002


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                                                        [logo]
                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of Pioneer Independence Fund, the Board of Directors of Pioneer Funds Distributor, Inc. and the Planholders of Pioneer Independence Plans

As independent public accountants, we hereby consent to the use of our report on Pioneer Independence Fund dated February 15, 2002 (and to all references to our firm) included in or made a part of Pioneer Independence Plans' Post-Effective Amendment No. 5 to Registration Statement File
No. 333-42113.



/s/ Arthur Andersen LLP
Boston, Massachusetts
April 29, 2002


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement in this Post-Effective Amendment No. 5 to Registration No. 333-42113 on Form S-6 of our report dated February 26, 2002, relating to the financial statements of Pioneer Funds Distributor, Inc., which appear in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2002